Exhibit 99.1

Rosetta Stone Inc. Announces Updated Guidance for the Third Quarter and Full Year 2009 and Discontinues Follow-On Offering

ARLINGTON, Va.— Rosetta Stone Inc. (NYSE: RST), a leading provider of technology-based language learning solutions, today announced updated guidance for the three months ending September 30, 2009 and for the year ending December 31, 2009. The Company also announced that it will not proceed with the previously announced public offering of shares of its common stock at this time.

“Our revisions are primarily due to greater than expected operating expenses for the quarter ending September 30, 2009,” said Brian Helman, chief financial officer of Rosetta Stone. “While we continue to have confidence in our sales performance, we no longer believe that we will achieve the third quarter profitability targets that we guided to on our previous earnings release.”

“During the current quarter, the company has incurred higher sales and marketing costs and higher product development costs than previously anticipated,” stated Mr. Helman. “In addition, in the ordinary course of business, we frequently test new types of marketing media. In the current quarter, we experimented with a significant amount of internet and television test marketing programs and we did not expeditiously terminate certain of those programs that were not yielding acceptable results. We also changed our media mix, increasing radio and long-form television as a proportion of the mix, which resulted in lower than expected returns during the current quarter.”

Mr. Helman further stated, “Due to the success of Levels 4 and 5, which we just released in English (US) and Spanish (Latin America) in May 2009, we have accelerated product development expenses in order to expedite bringing four additional languages to market in levels 4 and 5 prior to the 2009 holiday season.”

“We believe our business and fundamentals remain strong,” said Tom Adams, president and chief executive officer of Rosetta Stone. “Despite higher expenses in July and August, we still expect to deliver strong financial results for 2009 and beyond. We continue to make the necessary investments in our business and believe we are well positioned for long term growth.”

The Company’s updated guidance is as follows:

Third Quarter of 2009

	Previous Guidance	Revised Guidance
Revenue	$64.5 to $66.5 million	No change
GAAP net income	$6.5 to $6.9 million	$4.9 to $5.3 million
GAAP net income per diluted share	$0.30 to $0.32	$0.22 to $0.24
Non-GAAP net income per diluted share	$0.33 to $0.35	$0.25 to $0.27
Adjusted EBITDA	$13.2 to $13.7 million	$10.4 to $10.8 million
Diluted weighted-average shares outstanding	21.6 million	No change

Full Year 2009

	Previous Guidance	Revised Guidance
Revenue	$245.0 to $248.0 million	No change
GAAP net income	$11.3 to $12.1 million	$9.7 to $10.5 million
GAAP net income per diluted share	$0.56 to $0.60	$0.48 to $0.52

Non-GAAP net income per diluted share	$1.22 to $1.26	$1.14 to $1.18
Adjusted EBITDA	$46.5 to $47.5 million	$43.7 to $44.7 million
Diluted weighted-average shares outstanding	20.2 million	No change

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Non-GAAP Financial Measures

This press release contains guidance on expected non-GAAP financial measures, including non-GAAP net income per share and adjusted EBITDA. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangibles, stock-based compensation expenses, and IPO related compensation expenses. Adjusted EBITDA is GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, and stock-based and IPO related compensation expenses. Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the company’s Board of Directors. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described above when evaluating the company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company’s operating performance due to the following factors:

•                  Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  IPO related Compensation. Although the IPO related compensation was an important aspect of compensation for the company’s key employees that played a material role in the growth and success of the company, it was an award that was triggered by the company’s initial public offering which took place on April 16, 2009.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. Rosetta Stone urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, and not to rely on any single financial measure to evaluate the company’s business.

About Rosetta Stone

Rosetta Stone Inc. is changing the way the world learns languages. Rosetta Stone provides interactive solutions that are acclaimed for the speed and power to unlock the natural language-learning ability in everyone. Available in more than 30 languages, Rosetta Stone language-learning solutions are used by schools, organizations and millions of individuals in over 150 countries throughout the world. The company was founded in 1992 on the core beliefs that learning a language should be natural and instinctive and that interactive technology can replicate and activate the immersion method powerfully for learners of any age. The company is based in Arlington, Va. For more information, visit RosettaStone.com.

“Rosetta Stone” is a registered trademark of Rosetta Stone Ltd.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements, including our guidance for the third quarter of 2009 and the full year 2009 and statements about our future sales performance, our business and fundamentals and potential long term growth. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” or “will.” These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: whether we are able to improve overall returns on our media spending; the general economic downturn and the related impact on consumer spending; demand for language learning software; the advantages of our products, technology, brand and business model as compared to others; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans, including our plans to develop new web-based services and expansion of our product portfolio; our plans regarding expansion of our marketing initiatives and sales force; our international expansion plans; our plans to increase our kiosks and retail relationships; our ability to manage and grow our business and execute our business strategy; our financial performance; and the costs associated with being a public company and the other factors described more fully in the Company’s filings with the Securities and Exchange Commission, including its form 10-Q for the most recently completed quarter. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts

Rosetta Stone Inc.
Investors:
Christopher Martin, 703-387-5927
cmartin@rosettastone.com
or
Media:
Reilly Brennan, 703-387-5863
rbrennan@rosettastone.com